ORION HEALTHCORP, INC.

STOCK OPTION AGREEMENT
(Incentive Stock Option)

THIS OPTION AGREEMENT (the “Agreement”) is entered into as of the 17th day of June, 2005, by and between ORION HEALTHCORP, INC., a Delaware corporation (the “Company”), and the employee designated below (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Orion HealthCorp, Inc. 2004 Incentive Plan (the “Plan”) was adopted by the Company on September 7, 2004, and was subsequently approved by the Company’s stockholders;

WHEREAS, the Company considers Optionee’s employment important to the growth and success of the Company; and

WHEREAS, the Company desires to grant Optionee options to purchase shares of Common Stock as an inducement for Optionee to continue in employment with the Company;

NOW, THEREFORE, the parties agree as follows:

Employee/Optionee:	_____________

Total Number of Shares:	_____________ Shares

Option Exercise Price:	$ .84 Per Share

Date of Grant:	June 17, 2005

Vesting Schedule:	% of Shares	Vesting Date
	25%	June 17, 2006
	25%	June 17, 2007
	25%	June 17, 2008
	25%	June 17, 2009

1.	Grant of Option.

1.1	Option. An option to purchase shares of the Company’s Class A Common Stock is hereby granted to the Optionee (the “Option”).

1.2	Number of Shares. The number of shares that the Optionee can purchase upon exercise of the Option and the dates upon which the Option can first be exercised are set forth above.

1.3	Option Exercise Price. The price the Optionee must pay to exercise the Option (the “Option Exercise Price”) is set forth above.

1.4	Date of Grant. The date the Option is granted (the “Date of Grant”) is set forth above.

1.5
Type of Option. The Option is intended to qualify as an Incentive Stock Option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto (the “Code”), and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an ISO within the meaning of Section 422 of the Code. To the extent this Option does not qualify and is not treated as an ISO, it will be treated as a nonqualified stock option.

1.6
Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.7	Condition. The Option is conditioned on the Optionee’s execution of this Agreement. If this Agreement is not executed by the Optionee, it may be canceled by the Company.

2.	Duration.

The Option shall be exercisable to the extent and in the manner provided herein for a period of [ten (10) years] from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 1.7 and Section 5 hereof.

3.	Vesting.

The Option shall fully vest, and may be exercised, with respect to the shares of Stock, on or after the date or dates set forth above, subject to earlier vesting of the Option as provided in Section 8 and subject to earlier termination of the Option as expressly provided in this Agreement or in the Plan.  The right to purchase the shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein. Notwithstanding the foregoing, if the Optionee is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938 (“FLSA”), the Optionee may not exercise any Option (even if the Option is otherwise vested) prior to the date that is six (6) months after the Date of Grant unless the Optionee’s employment has terminated due to death, disability, or retirement or unless a Covered Transaction has occurred after the Date of Grant.

4.	Manner of Exercise and Payment.

4.1
Delivery. To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit A (or such other form as designated by the Company from time to time), to the address indicated on such form or such other address designated by the Company from time to time. The Option may be exercised in whole or in part with respect to the vested shares; provided, however, the Company may establish a minimum number of shares (e.g., 100) for which an Option may be exercised at a particular time. Within thirty (30) days of delivery of the Option Exercise Form, the Company shall deliver certificates evidencing the shares or shall enter the Optionee’s name as a stockholder of record on the books of the Company, free and clear of all liens, security interests, or pledges or other claims or charges, but subject to the any other requirements or restrictions provided in the Plan and provided in Section 7 of this Agreement. Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Option Exercise Price to the Company, by cash, check, wire transfer or such other method of payment (e.g., an approved cashless exercise program or delivery of, or attestation to, shares of Stock already owned by the Optionee for six months or such other period required by the Administrator) as may be acceptable to the Administrator pursuant to the Plan and any procedures or policies as adopted from time to time.

4.2
No Rights as Stockholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, and (ii) the Company shall have issued the Shares to or on behalf of the Optionee and the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.	Termination of Employment.

Except as provided below in Section 8, if the Optionee’s Employment with the Company is terminated by the Company or by the Optionee for any reason, all outstanding unvested portions of the Option shall expire immediately. Any portion of the Option that is vested as of the date of termination of Employment shall remain exercisable at any time prior to the end of the Exercise Term or for 120 days after the date of termination of Employment (1 year after the termination of Employment if due to death), whichever period is shorter. To the extent the Option is exercised more than 90 days after the date of termination of Employment, the Option shall cease to be an ISO and shall be considered a non-incentive stock opton. Notwithstanding the above, the vested portion of the Option will expire upon the Optionee’s termination of Employment if the Committee in its sole discretion determines that the termination of Optionee’s Employment has resulted from reasons which cast such discredit on the Optionee to justify immediate termination of the Option.

6.	Nontransferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

7.	Restrictions on the Option and the Shares.

The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the shares have been duly registered under such laws. Unless the shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the shares are being purchased for investment only and without a view to any sale or distribution of such shares and that such shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the shares issued upon the exercise of the Option.

8.	Effect of a Covered Transaction.

Upon the effective date of a Covered Transaction (as defined in the Plan), the Option, to the extent not already vested as of such date, shall become vested and exercisable. The Option shall be assumed, shall terminate, or shall otherwise be adjusted as provided by the Administrator in accordance with Section 7 of the Plan.

9.	No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of Employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s Employment at any time.

10.	Adjustments.

In the event of a change in capitalization of the Company, the Company may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Company’s adjustment shall be final, binding and conclusive for all purposes this Agreement.

11.	Withholding of Taxes.

11.1
The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is entitled to receive shares of Stock upon exercise of the Option, the Optionee shall pay the Withholding Taxes (if any) to the Company in cash prior to the issuance of such shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election to have withheld a portion of the shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the minimum required Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to share transactions by such Optionee.

11.2
If the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to him pursuant to his exercise of the ISO within the two-year period commencing on the day after the Grant Date or within the one-year period commencing on the day after the date of transfer of such share or shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

12.	Modification of Agreement.

Except as expressly provided in this Agreement and in the Plan, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.

13.	Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.	Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

15.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon each successor corporation to the Company. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators and successors.

16.	Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Administrator.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

ORION HEALTHCORP, INC.

By:
Name:
Title:

By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement or the Plan. Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option.

OPTIONEE

Signature:
Name:

[EXHIBIT FOLLOWS]

EXHIBIT A

OPTION EXERCISE FORM

I, _____________________________, do hereby exercise the Option with a Date of Grant of ___________________, ______ granted to me pursuant to the Option Agreement. The Shares being purchased and the Total Option Exercise Price are set forth below:

Number of Incentive Stock Option Shares:	________________ Shares
Total Number of Shares	________________ Shares
Option Exercise Price Per Share	x $ ____________ per Share
Total Option Exercise Price:	= $ ____________.

The Total Option Exercise Price is included with this Form.

____________________________________ Signature	Date: ___________________

Send or deliver this Form with an original signature to:

Orion HealthCorp, Inc.
1805 Old Alabama Road, Suite 350
Roswell, Georgia 30076
Attn: ____________________